SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report ( date of earliest event reported) : April 21st, 2005

                             ORGANITECH U.S.A. INC.

             (Exact name of Registrant as specified in its charter)

         Delaware                     0-XXXXXX                   0969365
         --------                     --------                   -------
(State or other jurisdiction    (Commission File No.)        (IRS Employer
      of incorporation)                                    Identification No.)

                             YOQNEAM INDUSTRIAL AREA
                       P.O. BOX 700, YOQNEAM 20692, ISRAEL
                                 972-4-959-0515
          (Address of principal place of business or intended principal place of business)

               LIOR HESSEL, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             YOQNEAM INDUSTRIAL AREA
                       P.O. BOX 700, YOQNEAM 20692, ISRAEL
                                 972-4-959-0515
            (Name, address and telephone number of agent for service)





ITEM 8.01 OTHER EVENTS

Yoqneam, April 21st, 2005

On April 12, 2005, OrganiTECH was notified by the NASDAQ that its securities were ineligible for further quotation on the OTC Bulletin Board and were delisted as of April 14, 2005. OrganiTECH's securities are eligible for quotation on the pink sheet so that its new symbol is currently ORGT.PK.

The above event followed a hearing with the NASDAQ in order for the Company to explain the reasons for the delayed auditor opinion of the 2002 - 2003 reports.

The Company filed its form 10KSB for 2003 - 2002 with the SEC. The SEC advised the Company that its Auditors (RRBO) for the year 2002 were not known by the SEC, and advised RRBO to request approval to practice before the Commission and therefore, advised OrganiTECH that the RRBO Audit reports do not comply with SEC Regulation.

The Company had engaged APM as its Auditors for 2003. Since then, APM has been conducting an audit of OrganiTECH's 2003 (comparative to 2002) financial statements and, at the same time, was engaged by RRBO to request qualification to practice before the Commission.

Once the SEC has made its determination that RRBO (now Oren Horowitz) has met the SEC qualifications to practice before the SEC, and APM completes its audit, the Company will be able to file an Audited 10KSB for 2002 and 2003 and then will do its best to fully comply with all listing requirements in order to be relisted on the NASDAQ as soon as possible.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 21st, 2005           OrganiTECH U.S.A.,  INC.


                                  By: /s/ Lior Hessel
                                  -------------------
                                  Lior Hessel,  President